UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 21, 2005


                            US GLOBAL NANOSPACE, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                   000 - 23339                  13-3720542
(State or other jurisdiction         (Commission                (IRS Employer
       of incorporation)             File Number)            Identification No.)


         2533 North Carson Street, Suite 5107                         89706
                 Carson City, Nevada
       (Address of principal executive offices)                     (Zip Code)


        Registrant's telephone number, including area code (775) 841-3246

--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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      This Form 8-K and other  reports filed by US Global  Nanospace,  Inc. (the
"Registrant") from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative if these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On December 21, 2005, the Registrant entered into an Employment Agreement (the "Agreement") with Carl Gruenler, pursuant to which Mr. Gruenler will continue to serve as President and Chief Executive Officer for an initial term commencing on the date of the Agreement and ending on December 31, 2006. The Employment Agreement will be automatically renewed for successive periods of one year after December 31, 2006, unless Mr. Gruenler is otherwise notified in writing during the term. The discussion below is a brief summary of the Employment Agreement, which is qualified in its entirety by the full text of the Employment Agreement, a copy of which is attached as an exhibit to this report.

      Pursuant to the Agreement, Mr. Gruenler will receive a salary at the rate of $395,000 per year (the "Salary"), commencing as of October 1, 2005. Until the Registrant enters into a contract (or contracts) for the sale or licensing of its products or provision of its services, which contract(s) must have a total value of at least $10 million, or in the event the Company is sufficiently capitalized as determined by the Board of Directors, the Salary will be paid in registered shares of the Registrant's common stock, issued from the Registrant's Amended and Restated 2002 Stock Plan (the "Plan") or any other employee equity incentive plan the securities of which are registered on a Form S-8 registration statement filed with the SEC. Once the Registrant has received an executed, legally binding contract or contracts having a total value of at least $10 million, the Registrant will pay the salary in cash. On January 2, 2006, the Registrant will also grant to Mr. Gruenler a stock bonus under Section 8 of the Plan of 1,000,000 shares of common stock.

      In addition, the Registrant agreed that it will increase the number of shares in the Plan, or alternatively adopt a new plan that will include at least 4,000,000 shares of common stock, and will register such shares on a Form S-8 registration statement filed with the SEC as soon as commercially practicable after the date of the Agreement. On the date that the Registrant increases the number of shares in the Plan, or alternatively adopts a new plan, the Registrant will grant to Mr. Gruenler an option to purchase 4,000,000 shares of common stock. The per share exercise price will be no less than 85% of the last trading price of the common stock on the date that the grant is made. The option will have a term of seven years. The option will vest as follows: (i) upon completion of the MAPSANDS technology and a government sponsored demonstration completed in any country, 1,000,000 of the option shares will vest; (ii) upon receipt of a purchase order accepted by the Registrant, or the execution by the Registrant of an agreement, for the MAPSANDS technology or other products, which purchase order or agreement has a value to the Registrant of no less than $1 million, 500,000 of the option shares will vest; (iii) upon receipt of a purchase order accepted by the Registrant, or the execution by the Registrant of an agreement, for the MAPSANDS technology or other products, which purchase order or agreement has a value to the Registrant of no less than $5 million, 500,000 of the option shares will vest; (iv) upon receipt of a purchase order accepted by the Registrant, or the execution by the Registrant of an agreement, for the MAPSANDS technology or other products, which purchase order or agreement has a value to the Company of no less than $10 million, 1,000,000 of the option shares will vest; (v) if, for two consecutive quarters, the Registrant shows positive cash flow in its quarterly filings with the SEC without further dilution of its common stock (with the exception of shares issued from the Plan or a newly adopted equity incentive plan), 500,000 of the option shares will vest; and (vi) if, for two consecutive quarters, the Registrant reports profitability in its quarterly filings with the SEC, 500,000 of the option shares will vest. However, in the event of a corporate transaction such as a merger or acquisition of the Registrant, as described in Section 19.1 of the Plan, any portion of the option that is unvested shall immediately vest.

      If the Registrant terminates Mr. Gruenler's employment without cause, or in the event of a corporate transaction as described in Section 19.1 of the Plan, prior to the expiration of the term of the Agreement, the Registrant will be obligated to pay to Mr. Gruenler the Salary for the remainder of the term.

      The Agreement prohibits Mr. Gruenler from competing with the Registrant during the term of the Agreement, and for a period of one year thereafter, in the United States, Saudi Arabia or any member nation of the Gulf Cooperation Council.

      The Agreement supersedes and replaces all prior agreements between Mr. Gruenler and the Registrant with regard to Mr. Gruenler's employment, including the letter agreement dated August 3, 2005 (the "Letter Agreement"), which is described in the Registrant's Current Report on Form 8-K filed with the SEC on August 4, 2005; provided, however, that Mr. Gruenler will continue to receive the restricted shares of common stock, vesting on a monthly basis, as set forth in the Letter Agreement.


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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL  OFFICERS;  ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS

      On December 21, 2005 the sole director of the Registrant appointed Carl Gruenler to serve as Chairman of the Board of Directors of the Registrant, in accordance with the authority set forth in the Registrant's bylaws. Mr. Gruenler will serve as a director until his earlier death, resignation or removal, or until his successor is duly elected and qualified, and shall have the title of Chairman of the Board of Directors as long as he remains a director or until the Board of Directors elects otherwise.

      From 2003 to 2005, Mr. Gruenler served as Vice President, Government & Force Protection Systems for American Technology Corporation, a public company, and assumed additional responsibilities as its Interim Chief Financial Officer from November 2003 through June 2004. From 1999 to 2003, Mr. Gruenler served as Smart Wing Program Manager for the Combat Patrol and Reconnaissance Wing Five (CPRW-5) of the United States Navy. Mr. Gruenler has served as President and Chief Executive Officer of the Registrant since August 3, 2005.

      Mr. Gruenler is not a director of any other reporting company. Mr. Gruenler does not have any family relationship with any director or officer of the Registrant, or any person nominated or chosen to become an officer or director of the Registrant. During the past two years, Mr. Gruenler was not a party to any transaction with the Registrant in which Mr. Gruenler had a direct or indirect material interest.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

      (a) Financial Statements of Businesses Acquired.

            Not applicable.

      (b) Pro Forma Financial Information

            Not applicable.

      (c) Exhibits

            Exhibit No.       Description

            10.1 Employment Agreement with Carl Gruenler dated as of December 21, 2005.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               US GLOBAL NANOSPACE, INC.
                                                     (Registrant)

Date: December 21, 2005
                                                  /s/ Carl Gruenler
                                         ---------------------------------------
                                         Carl Gruenler, Chief Executive Officer